Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements give effect to the merger between Security With Advanced Technology, Inc. (“SWAT”) and PepperBall Technologies, Inc. (“PepperBall”) pursuant to a definitive agreement between the parties, which is anticipated to close as soon as practical following approval by the shareholders of SWAT and PepperBall.

On May 27, 2008, SWAT entered into an Agreement and Plan of Merger and Reorganization with PepperBall and PTI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SWAT.

The unaudited pro forma condensed consolidated financial statements are based upon the estimates and assumptions set forth herein. The unaudited pro forma information has been prepared utilizing the historical financial statements and notes thereto, which for SWAT and PepperBall are included herein. The unaudited pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of SWAT and the historical financial statements of PepperBall included herein. The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed consolidated balance sheet gives effect to the merger which is anticipated to be accounted for as an acquisition of SWAT by PepperBall as if it had occurred on March 31, 2008. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and for the three months ended March 31, 2008, give effect to the merger as if it had occurred as of the first day of each such period.

Pursuant to the merger agreement SWAT will issue a number of SWAT common shares at closing equal to 100% of SWAT’s then outstanding common shares plus the equivalent number of common shares represented by the then outstanding SWAT preferred shares. The merger is structured to provide the former PepperBall shareholders a 50% equity interest in SWAT effective as of closing. Closing of the merger is subject to approval by shareholders of SWAT and PepperBall, among other conditions. SWAT agreed to advance funds under an advance note to PepperBall for working capital and to expand marketing efforts. The advance note, totaling $495,000 was funded upon signing the merger agreement.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2008 (IN 000’s)

				Pro Forma Adjustments		Pro Forma Adjusted
	SWAT	PepperBall	Combined	Ref.	Amount
					DR (CR)
Assets
Current assets	$5,077	$1,163	$6,240	3	$(350)	$5,890
Property and equipment, net	392	162	554			554
Intangible and other assets	3,506	91	3,597	3	3,992	7,589

Total assets	$8,975	$1,416	$10,391		$3,642	$14,033

Current liabilities	$1,116	$3,304	$4,420	2	$2,028	$2,392
Long-term liabilities	629	664	1,293	2	(2,028)	3,321

Total liabilities	1,745	3,968	5,713		—	5,713
Stockholders’ equity (deficit)	7,230	(2,552)	4,678	3	(3,642)	8,320

Total liabilities and equity	$8,975	$1,416	$10,391		$(3,642)	$14,033

See accompanying Headnote and Notes to Pro Forma Condensed Consolidated Financial Statements.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2008 (IN 000’s, EXCEPT PER SHARE AMOUNTS)

				Pro Forma Adjustments		Pro Forma Adjusted
	SWAT	PepperBall	Combined	Ref.	Amount
					DR (CR)
Net sales	$226	$725	$951	4	$116	$835
Cost of sales	191	334	525	4	(116)	409

Gross profit	35	391	426		—	426

Operating expenses:

Selling, general and administrative	1,360	427	1,787	5	25	1,812
Research and development	76	139	215			215

Total operating expenses	1,436	566	2,002		25	2,027

Operating loss	(1,401)	(175)	(1,576)		(25)	(1,601)
Other income (expense)	21	(82)	(61)			(61)

Net income (loss)	$(1,380)	$(257)	$(1,637)		$(25)	$(1,662)

Basic and diluted net loss per share	$(0.19)					$(0.07)

Basic and diluted weighted average number of common shares outstanding	7,141			7	17,220	24,361

See accompanying Headnote and Notes to Pro Forma Condensed Consolidated Financial Statements.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007 (IN 000’s, EXCEPT PER SHARE AMOUNTS)

				Pro Forma Adjustments		Pro Forma Adjusted
	SWAT	PepperBall	Combined	Ref.	Amount
					DR (CR)
Net sales	$1,242	$3,264	$4,506	4	$154	$4,352
Cost of sales	1,162	1,501	2,663	4	(154)	2,509

Gross profit (loss)	80	1,763	1,843		—	1,843

Operating expenses:
Selling, general and administrative	9,723	1,983	11,706	5	100	11,806
Research and development	1,188	454	1,642			1,642
Impairment loss	4,860	202	5,062			5,062

Total operating expenses	15,771	2,639	18,410		100	18,510

Operating income (loss)	(15,691)	(876)	(16,567)		(100)	(16,667)
Other income (expense)	(6,196)	(390)	(6,586)			(6,586)

Net income (loss)	(21,887)	(1,266)	(23,153)		(100)	(23,343)
Deemed dividend	(9,041)	—	(9,041)			(9,041)

Net loss-common shareholders	$(30,928)	$(1,266)	$(32,194)		$(100)	$(32,384)

Basic and diluted net loss per share	$(5.06)					$(1.39)

Basic and diluted weighted average number of common shares outstanding	6,113			7	17,220	23,333

See accompanying Headnote and Notes to Pro Forma Condensed Consolidated Financial Statements.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1—General

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2008, assumes that the merger of SWAT and PepperBall were consummated as of March 31, 2008 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007 and for the three months ended March 31, 2008 assumes that the acquisition was consummated as of the first day of each such respective period. The pro forma adjustments only give effect to amounts that are directly attributable to the acquisition.

Based upon the terms of the merger including among other factors, that as of closing, the then former stockholders of PepperBall will own approximately 70% of the total voting common shares of SWAT, the acquisition will be accounted for as an acquisition of SWAT by PepperBall.

Note 2—Acquisition of PepperBall

On May 27, 2008, Security With Advanced Technology, Inc., a Colorado corporation, entered into an Agreement and Plan of Merger and Reorganization with PepperBall Technologies, Inc., a Delaware corporation, and PTI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SWAT (the “Merger Sub”).

Subject to the terms and conditions of the merger agreement, upon the filing of a certificate of merger with the Delaware Secretary of State (the “Effective Time”), the Merger Sub will be merged with and into PepperBall, with PepperBall surviving the merger as a wholly-owned subsidiary of SWAT. The merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

As consideration for the merger, the stockholders of PepperBall immediately prior to the Effective Time of the merger will be issued shares of SWAT’s common stock comprising an aggregate of 50% of the outstanding capital stock of SWAT at the Effective Time of the merger (assuming the conversion of all of SWAT’s and PepperBall’s outstanding shares of preferred stock and subject to the payment of any of PepperBall’s dissenting stockholders). Accordingly, SWAT’s shareholders immediately prior to the Effective Time of the merger will own the remaining 50% of the outstanding capital stock of SWAT at the Effective Time of the merger (assuming the conversion of all of SWAT’s and PepperBall’s outstanding shares of preferred stock and subject to the payment of any of PepperBall’s dissenting stockholders). PepperBall’s stockholders are entitled to dissent from the merger and obtain an appraisal of the fair value of their PepperBall shares in accordance with their appraisal rights under Delaware law, in which case properly dissenting stockholders of PepperBall may not be permitted to participate in the merger. In addition, if within nine months following the closing of the merger, the combined company raises additional financing through the sale of equity securities, PepperBall’s former stockholders will be entitled to receive additional shares of the combined company’s common stock as anti-dilution protection (“Dilution Protection”) upon the closing of such subsequent equity financing based upon a formula set forth in the merger agreement.

Upon the Effective Time of the merger, SWAT’s board of directors will be comprised of five designees selected by SWAT (Greg Pusey, Gail Schoettler, Thomas Marinelli, Robert Williams and David Welch) and five designees selected by PepperBall (Eric Wenaas, John Stiska, Jeff Nash, Jack Fitzpatrick and Richard Collato). Pursuant to the merger agreement, following the closing of the merger, SWAT’s President and Chief Executive Officer will be Eric Wenaas, PepperBall’s current President and Chief Executive Officer, and SWAT’s Chief Financial Officer will be Jeffrey McGonegal, SWAT’s current President, Chief Executive Officer and Chief Financial Officer. In addition, upon the Effective Time of the merger, SWAT will change its name to “PepperBall Technologies, Inc.”

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

SWAT will assume all of PepperBall’s outstanding stock options and warrants, whether vested or unvested, and the assumed options and warrants shall continue to have and be subject to the same terms and conditions governing such options or warrants, except that such options or warrants will be exercisable for shares of SWAT’s common stock on the same basis established for the exchange of PepperBall’s outstanding common stock for shares of SWAT’s common stock as described above. SWAT will include the shares of its common stock issuable upon exercise of the assumed PepperBall options in its previously filed registration statement on Form S-8 or, if unable to include the shares in the previously filed registration statement, SWAT will prepare and file with the SEC another registration statement on Form S-8 to register such shares.

The merger agreement further provides that holders of certain outstanding promissory notes issued by PepperBall (totaling $2,028,000 net of unamortized discounts as of March 31, 2008) shall be exchanged for new promissory notes issued by SWAT at the Effective Time of the merger in the same principal amount plus accrued interest thereon. The new promissory notes shall be unsecured, bear interest (accruing to maturity) at the rate of 10% per annum and mature 15 months from the closing date of the merger. At the note holder’s option (and subject to certain limitations), the principal amount and all accrued interest under the promissory notes may be converted at any time into shares of SWAT’s common stock at a rate based upon the average closing price of SWAT’s common stock for the six-month period ended on the trading day immediately prior to the date the holder of the promissory note requests conversion. The pro forma consolidating condensed balance sheet assumes that these notes are classified as long-term obligations as of closing.

Pursuant to the terms of the merger agreement, following the execution of the merger agreement, SWAT and PepperBall will enter into a mutual full settlement (with prejudice) agreement relating to the current litigation pending in the United States District Court, Southern District of California between SWAT and PepperBall (the “Litigation”), which settlement agreement shall become effective, if at all, upon the consummation of the merger and shall be filed no later than 10 days after the closing of the merger.

The merger agreement provides for certain other provisions and conditions which are customary for agreements of this nature, such as representations, warranties, covenants, confidentiality agreements, indemnities, consent requirements and exchange procedures.

The closing of the merger will be on a date specified by the parties to the merger agreement but no later than the third business day after satisfaction or waiver of certain conditions set forth in the merger agreement, including, but not limited to: (i) approval of the merger by the shareholders of each of SWAT and PepperBall; (ii) approval by SWAT’s shareholders of (a) the proposal to change SWAT’s name to “PepperBall Technologies, Inc.,” (b) the conversion of SWAT’s Series B Convertible Preferred Stock into shares of SWAT’s common stock and (c) such other proposals as SWAT and PepperBall shall mutually agree to include in a joint proxy statement; (iii) the effectiveness of a registration statement on Form S-4 (which shall include a joint proxy statement and prospectus regarding the merger agreement and the merger) pursuant to which the shares of SWAT’s common stock to be issued as consideration for the merger and any shares issuable pursuant to the anti-dilution provisions of the merger agreement discussed above shall be registered with the Securities and Exchange Commission (the “SEC”) and no stop order suspending the effectiveness of the registration statement shall have been issued and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement shall have been initiated and be continuing; (iv) approval of the listing on the Nasdaq Capital Market of SWAT’s common stock issuable under the merger agreement; (v) obtaining necessary governmental and third party approvals, waivers and consents required for the consummation of the merger; (vi) the conversion of all of PepperBall’s outstanding preferred stock into common stock; (vii) SWAT’s possession of minimum unrestricted cash on hand of $1,000,000; and (viii) entry into a mutually acceptable employment agreement between SWAT and Eric Wenaas.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

The merger agreement may be terminated at any time prior to the Effective Time of the merger by: (i) mutual written consent of the board of directors of SWAT and PepperBall; (ii) the board of directors of either PepperBall or SWAT, if (a) the merger shall not have been consummated by February 27, 2009, (b) PepperBall’s stockholders do not approve the merger, (c) SWAT’s shareholders do not approve the merger, or (d) any law permanently restraining, enjoining or otherwise prohibiting the consummation of the merger shall become final and non-appealable and the terminating party shall not have breached in any material respect its obligations under the merger agreement, which breach causes the failure of the merger to be consummated; (iii) PepperBall’s board of directors (a) if SWAT’s board of directors has withdrawn its recommendation of the merger or modified its recommendation in a manner adverse to PepperBall or (b) upon the occurrence of certain other events customary to agreements of this nature; and (iv) SWAT’s board of directors (a) if PepperBall’s board of directors has withdrawn its recommendation of the merger, or modified its recommendation in a manner adverse to SWAT or (b) upon the occurrence of certain other events customary to agreements of this nature.

Concurrently with the execution of the merger agreement, SWAT delivered $495,000 to PepperBall in exchange for a promissory note from PepperBall in an equal principal amount (the “Advance Note”). The Advance Note does not bear interest and PepperBall is not obligated to repay the Advance Note unless the merger is not consummated due to the failure of PepperBall’s stockholders to approve the merger or if the board of directors of PepperBall withdraws its recommendation of the merger. The Advance Note is payable within 90 days of either event. If PepperBall must repay the Advance Note, SWAT, at its option, may waive the repayment of $250,000 of the Advance Note in exchange for: (i) a mutual settlement of all claims and matters relating to the Litigation; and (ii) a non-exclusive worldwide license to use PepperBall’s intellectual property rights for projectiles and any technology contained in the launchers or subsequent version of such launchers that SWAT is having produced by Tiberius Arms. Such license shall (a) have a five year initial term and SWAT shall have the right to renew the license for addition five year terms unless SWAT is in default under the License, (b) carry a royalty equal to 3% of SWAT’s net sales of non-lethal projectiles and launchers (subject to a $100,000 per year maximum) and (c) provide for payment by SWAT to PepperBall of $250,000 upon the execution of the license (which shall be satisfied by SWAT’s waiver of the repayment of $250,000 of the Advance Note as described above), with 50% of such payment to be treated as a royalty prepayment. The Advance Note contains certain other customary provisions such as default provisions.

Note 3—Allocation of Purchase Price

As a result of the accounting for the merger as an acquisition of SWAT by PepperBall, the consideration in the merger consists of the equity rights of SWAT that are deemed to be “issued” to complete the merger. Following is a summary of the computation and allocation of the purchase price:

A. Purchase price payable at closing (17,219,799 SWAT common shares at estimated fair market value) (a)	$10,872,000
B. Closing costs (b)	$350,000

C. Total purchase price consideration at closing	$11,222,000
D. Historical net assets acquired	$7,230,000

E. Excess of cost over net assets acquired	$3,992,000

F. Allocated to goodwill (c)	$3,992,000

Notes:

(a)—Common shares to be adjusted for actual shares outstanding at closing. Purchase price is based on the value of common shares (including the preferred shares convertible into common shares) issued at closing, which is multiplied by the closing average SWAT share prices ($0.63) for the ten days preceding the valuation date.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

(b)—Actual closing costs and expenses will be included as part of purchase price. Estimated to be approximately $350,000.

(c)—Intangible assets allocation consists of Perfect Circle and Vizer technology, product rights, reseller agreement, non compete agreements and patents and trademarks, customer list and product rights. The pro forma adjustment of $3,992,000 represents the excess of the estimated cost of the acquired entity over the net assets acquired (including intangible assets other than goodwill). This amount represents a preliminary allocation of the purchase price to goodwill. A final allocation of intangible assets, including goodwill, will be completed after closing. The pro forma adjustments represent the Company’s preliminary determination of the allocation of the purchase price and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the unaudited pro forma financial statements are subject to change, and the final amounts may differ substantially from preliminary estimates. Average weighted life of amortizable intangibles is computed at an assumed average of approximately 5 years, resulting in pro forma annual amortization expense of $600,000, which equals actual historical amortization amounts.

Note 4—Intercompany Sales

As a result of the acquisition by SWAT of certain of the assets and operations of Perfect Circle, SWAT has made sales to PepperBall of certain projectiles. For the periods ended March 31, 2008 and December 31, 2007, such intercompany sales have been eliminated in the accompanying consolidating statements of operations.

Note 5—Employment Contracts

Compensation expense is adjusted under the terms of the employment contract being executed at closing. Total incremental additional compensation expense is $100,000 for the year ended December 31, 2007 and $25,000 for the three months ended March 31, 2008.

Note 6—Income Taxes

Due to the limitations on availability of net operating losses and management’s determination that it is more likely than not that such net operating loss deferred tax assets will be utilized, the acquisition has no income tax impact.

Note 7—Net Income (Loss) Per Share

On a pro forma basis, the approximate 17,220,000 common shares issuable at closing are adjusted for all periods presented. The effect of outstanding options and warrants have no affect on the weighted average shares used in computing diluted pro forma adjusted income (loss) per share due to the fact that losses are reflected for each period so options and warrants would be anti-dilutive. Potential common shares issuable for the Dilution Protection are also not considered.